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                                                                     Exhibit 5.1




April 6, 2001

Sanchez Computer Associates, Inc.
40 Valley Stream Parkway
Malvern, Pennsylvania 19355

      Re:   Sanchez Computer Associates, Inc. Registration Statement On Form S-8
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Ladies and Gentlemen:

            Reference is made to a Registration Statement on Form S-8 of Sanchez Computer Associates, Inc. (the "Company"), which is being filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

            The Registration Statement covers 2,000,000 shares of the Company's Common Stock, no par value (the "Shares"), which may be awarded under the Sanchez Computer Associates, Inc. Amended and Restated 1995 Equity Compensation Plan (the "Plan").

            I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws, the Plan and such certificates, records, statutes and other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

            Based on the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of the options granted under, the Plan, will be validly issued, fully paid and non-assessable.

            I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Carl Sottosanti
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                                    Carl Sottosanti
                                    General Counsel